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                                                             CENTEX EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Centex Corporation, 3333 Holding Corporation ("Holding") and Centex Development Company, L.P. ("CDC") registering the issuance and sale of up to 1,500,000 shares of the common stock of Centex Corporation (and corresponding beneficial interests in the 1,000 outstanding shares of Holding common stock and the 900 outstanding warrants to purchase Class B Units of limited partnership interest in CDC, as described in the Registration Statement on Form S-8) pursuant to the Centex Corporation Amended and Restated 1987 Stock Option Plan of our reports which are incorporated by reference in the Joint Annual Report on Form 10-K of Centex, Holding and CDC for their fiscal years ended March 31, 1996 filed with the Securities and Exchange Commission.




                                                            ARTHUR ANDERSEN LLP


Dallas, Texas,
    May 29, 1997